                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM T-1

                FOR STATEMENTS OF ELIGIBILITY AND QUALIFICATION

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF CORPORATIONS DESIGNATED TO ACT AS TRUSTEES



                    AMERICAN NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO
                               (Name of Trustee)

                                   36-0727623
                      (I.R.S. employer identification No.)

                   33 NORTH LASALLE STREET, CHICAGO, ILLINOIS
                    (Address of principal executive offices)
                                     60690
                                   (zip code)

                           PLATINUM TECHNOLOGY, INC.
                               (Name of obligor)


          DELAWARE                                      36-3509662
(State or other jurisdiction of             (I.R.S. employer identification No.)
 incorporation or organization)

         1815 S. Meyers Road
      Oakbrook Terrace, Illinois                           60181
(Address of principal executive offices)                 (zip code)


                     6.25% CONVERTIBLE SUBORDINATED NOTES
                                   DUE 2002

                        (Title of Indenture Securities)

                                    GENERAL

1.   General information. Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.
          Director of Financial Institutions, State of Illinois, Springfield, Illinois (as to Trust Department only).
          Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois.
          Federal Deposit Insurance Corporation, Washington, D.C.
          The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to execute corporate trust powers.

          The trustee is authorized to execute corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each affiliation.

          No such affiliation exists. See Note, page 4 hereof.

12.  Indebtedness of the Obligor to the Trustee.

          As of January 30, 1998:

     Nature of Indebtedness       Amount Outstanding       Date Due
     ----------------------       ------------------       --------
     Line of Credit*                   $         .00       12/22/98
     Standby Letter of Credit*         $2,685,777.46       12/22/98
     Corporate Visa                    $         .00       09/30/98

     *Unsecured

13.  Defaults by the Obligor.

          None.

15.  Foreign Trustee.

          Not applicable.

16.  List of Exhibits.
Exhibit 1 A copy of the existing Articles of Association of the trustee. (Filed herewith).
Exhibit 1(a)  A copy of Certificate of Change of Name.*
Exhibit 2     A copy of the Certificate of Authority to commence business.*
Exhibit 3     A copy of the authorization to exercise corporate trust powers.*
Exhibit 4     A copy of existing by-laws of the trustee.  (Filed herewith).
Exhibit 5     None.
Exhibit 6 The Consent of the trustee required by Section 321(b) of the Act. (Filed herewith).
Exhibit 7 A copy of the latest report of condition of the trustee published pursuant to law or requirements of its supervising authority. (Filed herewith).

* These Exhibits are hereby incorporated by reference to Exhibits bearing identical Exhibit numbers submitted by this trustee in its statement of eligibility and qualification filed with Securities and Exchange Commission with respect to the Indianapolis Power & Light Company First Mortgage Bonds, 5 1/8% Series due July 1996, Securities and Exchange Commission Registration No. 2-24581.

                                      NOTE

     The answer to item 2 is based on incomplete information. To the best of our knowledge and belief, however, there is no person, firm or corporation ordinarily engaged in underwriting securities of the obligor:
     (1)  which is an affiliate of the trustee;
     (2) of which any director or executive officer of the trustee is a director, officer, partner, employee, appointee or representative;
     (3) which individually owns, beneficially, more that 1% of the outstanding Common Stock of the trustee or First Chicago NBD Corporation;
     (4) whose securities are owned beneficially by the trustee as collateral security for obligations in default.

     This statement may therefore be considered as correct unless amended contemporaneously with the filing by the obligor of the Amendment or Supplement to its Registration Statement disclosing underwriters for the Indenture securities.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a corporation organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 3rd day of February, 1998.


                                             AMERICAN NATIONAL BANK AND TRUST
                                             COMPANY OF CHICAGO


                                             By:  /s/ Anjali Gottreich
                                                  ------------------------

                                             Its: Assistant Vice President
                                                  ------------------------

State of Illinois )

County of Cook    )


     The Undersigned, Anjali Gottreich, hereby certifies that she is a duly appointed and qualified Assistant Vice President of American National Bank and Trust Company of Chicago, a corporation duly organized and existing as a national banking association under the laws of the United States of America, and has authority to execute this Certificate.

     She further certifies that attached to this certificate are true and correct copies of Amended Articles of Association and the By-Laws of said Association, that said Articles and By-Laws were duly adopted by the Board of Directors of said Association, and that said Amended Articles and By-Laws have never been repealed and are still in full force and effect.

     She further certifies that the Seal affixed to this certificate is the corporate seal of said Association.

     In witness whereof, the undersigned has set her hand and has affixed the corporate seal of said association, this 3rd day of February, 1998.

                                        By:  /s/ Anjali Gottreich
                                             ------------------------

                                        Its: Assistant Vice President
                                             ------------------------



     (Seal)

                                   EXHIBIT 1
_____________________________________________________________________________
_____________________________________________________________________________



                        Amended Articles of Association

                                       of

                             American National Bank

                          and Trust Company of Chicago
                   (As Amended and Restated February 2, 1996)

                               Charter No. 13216

_______________________________________________________________________________
_______________________________________________________________________________
                        Amended Articles of Association

                                       of

                    American National Bank and Trust Company
                                   of Chicago

                               Charter No. 13216

First. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "American National Bank and Trust Company of Chicago."

Second. The place where the main banking house or office of this Association shall be located, its operations of discount and deposit carried on, and its general business conducted, shall be Chicago, County of Cook, State of Illinois.

Third. The Board of Directors of this Association shall consist of such number of its shareholders, not less than five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled. By vote of a majority of the full Board of Directors, the Board may increase such number, within such maximum limit, by not more than two and appoint a person or persons to fill the resulting vacancy or vacancies between meetings of the shareholders. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business.

Fourth. The regular annual meeting of the shareholders of this Association shall be held at its main banking hours, or such other convenient place as shall be duly authorized by the Board of Directors, on such day of each year as is specified therefor in the By-Laws of the Association, at which meeting a Board of Directors shall be elected; but, if no such election shall be held on that day, it may be held on any subsequent day, in accordance with the provisions of the banking laws of the United States.

Fifth. The amount of capital stock of this Association shall be divided into 2,000,000 shares of common stock of the par value of Ten Dollars ($10) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of capital stock must be exercised.

If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

Sixth. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board; but the Board of Directors may appoint a Director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice-Presidents, at least one of whom shall also be a member of the Board of Directors, and who shall be authorized, in the absence of the President, to perform all acts and duties pertinent to the office of President, except such as the President only is authorized by law to perform; to appoint a Cashier and such other officers as may be required to transact the business of this Association; to fix the salaries to be paid to all officers of this Association; and to dismiss such officers, or any of them.

The Board of Directors shall have the power to define the duties of officers and employees of this Association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which Directors shall be elected or appointed, and to appoint judges of the election; to make all by-laws that it may be lawful for them to make for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

Any person made a party to any action, suit or other proceeding, civil or criminal, by reason of the fact that he is or was a director, officer, or employee of the Association shall be indemnified by the Association against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such proceeding, or in connection with any appeal therein, except in relation to (i) any matter as to which it shall be adjudged in such proceeding that he is liable for negligence or misconduct in the performance of his duties to the Association, provided that in the case of a criminal action, suit, or proceeding, a conviction or judgment shall not be deemed in adjudication that the director, officer, or employee is liable for negligence or misconduct in the performance of his duties to the Association if it shall be determined that he was acting in good faith in what he considered to be the best interests of the Association and without reasonable cause to know that his acts were illegal; or
(ii) any matter settled or compromised unless it shall be determined that there is not reasonable ground for such person being adjudged liable for negligence or misconduct in the performance of his duties to the Association. All such determinations hereunder shall be made by a majority of those members of the Board of Directors who were not parties to such proceeding, or by one or more disinterested persons to whom the question shall be referred by the Board of Directors. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled apart from this provision.

Seventh. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

Eighth. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time:
Provided, however, that, unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of the Association. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States. The notice of any shareholders' meeting, at which an amendment to the Articles of Association of this Association is to be considered, shall be given as hereinabove set forth.

                             *         *         *

Certified to be a true copy of the Articles of Association of American National Bank and Trust Company of Chicago, as amended, now in force and effect.

Date: February 3, 1998

(Seal)

                                   EXHIBIT 4

_______________________________________________________________________________
_______________________________________________________________________________



                                    By-Laws

                                       of






                             American National Bank


                          and Trust Company of Chicago
                   (As Amended and Restated February 2, 1996)

                               Charter No. 13216

_______________________________________________________________________________
_______________________________________________________________________________

February, 1996

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
Article I        Meetings of Shareholders.................................... 1

Article II       Directors................................................... 2

Article III      Officers.................................................... 4

Article IV       Transfers of Real Estate.................................... 5

Article V        Contracts and Voting........................................ 5

Article VI       Authority to Sell Stocks, Bonds, etc. ...................... 6

Article VII      Stock Certificates & the Transfer Thereof................... 6

Article VIII     Increase of Stock........................................... 7

Article IX       Banking Hours............................................... 7

Article X        Seal........................................................ 8

Article XI       Trust Department............................................ 8

Article XII      Amendments of By-Laws....................................... 9

                                                                              12
[CAPTION]

                                    BY-LAWS

                                       of

                    AMERICAN NATIONAL BANK AND TRUST COMPANY

                                   OF CHICAGO
                   (As Amended and Restated February 2, 1996)


                               Charter No. 13216


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS


SECTION 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the first Friday of February each year or at such other date as is from time to time designated by the Board of Directors (the "Board"), for the purpose of electing directors and the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board shall cause the election to be held at a meeting of the shareholders as soon thereafter as possible.

SECTION 2. SPECIAL MEETINGS. The Board, or shareholders owning in the aggregate not less than 10 percent of the stock of the Bank, may call a special meeting of shareholders at any time for the purpose or purposes stated in the call of the meeting.

SECTION 3. PLACE OF MEETINGS. Shareholder meetings shall be held at the main banking office of the Bank or at such other convenient place established by the Board.

SECTION 4. NOTICE OF MEETINGS. The Chairman of the Board or the Secretary shall give written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be delivered not less than ten, nor more than forty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notices shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Bank with postage thereon prepaid. Such notice may be waived in writing.

SECTION 5. PRESIDING OFFICER. The Chairman of the Board, if present, shall preside at all shareholder meetings. In the Chairman's absence, the President, if present, shall preside. In the absence of the Chairman and President, the shareholders may elect a Chairman pro tem to preside at the meeting.

SECTION 6. QUORUM; MAJORITY VOTE. A majority of the outstanding shares of stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, provided that if less than a majority of the outstanding shares of stock are represented at said meeting, a majority of the shares of stock so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting shall be the act of the shareholders.

SECTION 7. PROXIES. Proxies may be secured for annual and special meetings, shall be dated, and shall be filed with the Secretary of the Bank before or at the time of the meeting. At all meetings of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid eleven months from the date of its execution, unless otherwise provided in the proxy. No officer or employee of the Bank may act as proxy.

SECTION 8. VOTING RIGHTS. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

SECTION 9. Consent of Shareholders In Lieu of Annual or Special Meeting. Unless otherwise restricted by the Articles of Association or by law, any action which may be taken at any annual or special shareholder meeting may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not give written consent.


                                   ARTICLE II

                                   DIRECTORS


SECTION 1. AUTHORITY. The property and business of the Bank shall be managed by the Board, which shall have all of the powers conferred by law, the Articles of Association and these by-laws.

SECTION 2. NUMBER. The Board shall at all times consist of not less than five nor more than twenty-five individuals. The exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that the Board may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or
(ii) exceeds by
more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

SECTION 3. TERM OF OFFICE. Each director shall hold office from the date of his election or appointment until the next annual shareholder meeting. Any director ceasing to be the owner of the amount of stock required by law or in any other manner becoming disqualified, shall thereby vacate his office as director. A director who is an officer of the Bank or one of its affiliates shall not stand for re-election to the Board at the annual meeting coincident with or next following the date of his retirement or other termination of employment from the Bank or such affiliate. A director who is not an officer of the Bank or any such affiliate shall not stand for re-election to the Board at the annual meeting of the Bank held in the third year following the year in which he retired from his principal occupation; provided, however, that no director shall be eligible for re-election at the annual meeting of the Bank next following his 73rd birthday. The Board may fill any vacancy which occurs in the Board at any regular meeting of the Board or at a special meeting called for that purpose.

SECTION 4. COMPENSATION. By resolution, the Board may provide that a reasonable fee be paid to any of its members or to the members of any duly authorized committee for services rendered. No such payment shall preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board shall be held on such dates, times and locations as determined by the Chairman of the Board and communicated to the directors in writing by the beginning of each calendar year for that calendar year.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be held at any time and at any place upon the call of the Chairman of the Board or upon the call of at least three directors. Notice of special meetings shall state the meeting's purpose, and shall be given to each director in person, by facsimile transmission, by telephone, by overnight delivery service, or by U.S. first class mail addressed to his usual place of business or to his residence. Personal notice or notice by facsimile transmission or telephone shall be given not later than the second day before the meeting. A director's attendance at a special meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7. QUORUM; MAJORITY VOTE. A quorum of directors shall be required to transact business at any regular or special meeting of the Board. A majority of the directors shall constitute a quorum. Each director shall be entitled to one vote. A vote by a majority of the directors present at any regular or special meeting of the Board at which a quorum is present shall be required to approve any matter or proposal at any such meeting.

SECTION 8. PRESIDING OFFICER. The Chairman of the Board, if present, shall preside at all meetings of the Board. The President, if present, shall preside at meetings of the Board in the

Chairman's absence. In the absence of both the Chairman and the President, the Board shall designate another one of their members to so preside.

SECTION 9. MINUTES OF MEETING. The Board shall appoint a Secretary, who need not be a member of the Board, to take minutes at any regular or special meeting of the Board. If the Secretary is not present at any such meeting, the Chairman of the Board may designate a secretary pro tem to take minutes at the meeting. The Secretary or secretary pro tem shall record the actions and proceedings at each regular or special meeting of the Board as minutes of the meeting and shall maintain such minutes in a minute book of proceedings of such meetings of the Board. Minutes of each such meeting shall be signed by the presiding officer and secretary of each meeting.

SECTION 10. PARTICIPATION IN MEETINGS BY TELEPHONE. Unless otherwise restricted by the Articles of Association or by law, members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment which allows each person participating in the meeting to hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

SECTION 11. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise provided in the Articles of Association or by law, any action required to be taken at a meeting of the Board or any action which may be taken at a regular or special meeting of the Board or a committee thereof, may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken is signed by all of the directors that would be necessary to authorize or take such action at a regular or special meeting of the board.

SECTION 12. COMMITTEES. The Board may, from time to time, establish such committees as it deems appropriate and as required by law. Any such committee shall be comprised of such members, shall have such authority and shall conduct its activities in such manner as is provided in the resolution establishing the committee. The members of any such committee who are not officers of the Bank shall receive such compensation as the Board determines from time to time. The Chairman of the Board shall be an ex-officio member of all committees of the Board.

                                  ARTICLE III

                                   OFFICERS

SECTION 1. OFFICER TITLES. The titles of the officers of the Bank may include the Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Chief Credit Officer, a Chief Trust Officer, a Chief Financial Officer, a General Auditor, a General Counsel, one or more Vice Presidents, a Cashier, a Secretary, one or more Assistant Secretaries, one or more Trust Officers, and such other officers as may be appropriate for the prompt and orderly transaction of the business of the Bank. Individuals appointed as Chairman and Vice Chairman of the Board and President must be members of the Board. The same person may hold any two or more offices. The Chairman of the Board and the President shall have the authority to establish all officer titles below the level of Senior Vice President.

SECTION 2. ELECTION OF OFFICERS. The Chairman of the Board and the President shall be elected by the Board for the current year for which such Board was elected and each shall hold his office for such year unless he shall resign, become disqualified or be removed. Officers at the level of Senior Vice President and above shall be elected by the Board. The Chairman of the Board and the President shall have the authority to appoint all other officers, and to further delegate such authority to other officers of the Bank.

SECTION 3. AUTHORITY AND RESPONSIBILITY. The authorities and responsibilities of all officers, in addition to those specifically prescribed herein, shall be those usually pertaining to their respective offices, or as may be designated by the Board or by the Chairman of the Board or by the President, or by any officer of the Bank designated by one of the foregoing.

SECTION 4. MISCELLANEOUS. All officers and employees of the Bank who shall be responsible for any moneys, funds or valuables of the Bank shall give bond, or be covered by a blanket bond, in such penal sum and with such security as shall be approved by the Board, conditioned for the faithful and honest discharge of their duties as such officers or employees and that they will faithfully apply and account for all such moneys, funds and valuables and deliver the same on proper demand to the order of the Board of this Bank, or to the person or persons authorized to receive the same.

SECTION 5. TERM OF OFFICE. Officers shall be appointed for an indefinite term, and their employment may be terminated and/or they may be removed from office at any time. The Bank's holding company, First Chicago NBD Corporation, may terminate and/or remove the Chairman of the Board, the President and the Chief Executive Officer. The Chairman of the Board, the President, and their designates have the authority to terminate and/or remove all other officers. The salary of any officer whose employment terminates shall cease as of the date of his termination, and he shall cease to be an officer as of the date of termination.


                                  ARTICLE IV

                           TRANSFERS OF REAL ESTATE

The Chairman of the Board, the President and any Vice President or above of the Bank shall have authority (without an order of the Board) to execute and deliver on behalf of and in the name of the Bank, deeds or contracts for deeds conveying any real estate owned by the Bank in its own right or in which the Bank has an interest either with or without covenants of warranty, and the same shall be attested to by any of such officers of the Bank other than the officers so executing said instruments; provided, however, that deeds, contracts or leases with respect to any real estate used by the Bank as its banking quarters, must be executed by an executive vice president or above, or an officer designated by an executive vice president or above. All releases of mortgages or trust deeds shall be executed in the same manner as provided in the preceding sentence in respect of transfers and conveyances of real estate in which this Bank has an interest.

                                   ARTICLE V

                             CONTRACTS AND VOTING

SECTION 1. EXECUTION OF INSTRUMENTS ON BEHALF OF BANK. Any officer of the Bank and such other persons as may be authorized by the Chairman of the Board or the President from time to time are severally and respectively authorized to execute documents and take action(s) in the Bank's name in connection with transactions conducted in the ordinary course of business including, without limitation, to guarantee signatures, certify resolutions and/or agreements, endorse checks, drafts and notes, sign orders for the deposit of securities and for the withdrawal of securities deposited with the bank correspondents of this Bank. Notwithstanding the foregoing, (i) all notes evidencing obligations of the Bank must be executed and delivered by a Vice President of the Bank or above, or the Cashier, (ii) letters of credit must be signed and issued by two designated officers or by a designated officer and any employee who shall be authorized to do so by the Chairman of the Board or the President.

SECTION 2. VOTING. The vote of this Bank as stockholder in any corporation in which it may hold stock or upon any securities carrying voting rights which it shall have the right to vote in its individual capacity as a Bank, shall be cast at any stockholders' meeting by any Vice President or above, or the Cashier, in person, or by some person or persons authorized by written proxy signed by one of said officers. In all cases where shares of stock or other securities carrying voting rights and owned by this Bank shall be held in the name of a nominee of the Bank, any Vice President or above, or the Cashier may authorize such nominee to vote such stock or other securities in person, either unconditionally or upon such terms, limitations, or conditions as such officer may direct, or any such officer may authorize such nominee to execute a proxy to vote such shares of stock or other securities carrying voting rights, either unconditionally or upon such terms, limitations or conditions as such officer shall approve.


                                  ARTICLE VI

                     AUTHORITY TO SELL STOCKS, BONDS, ETC.

Any two officers from the group consisting of Vice Presidents and above and the Cashier or such officers as authorized from time to time by the Board, may at any time jointly:

(1) Sell, assign, and transfer any and all United States registered bonds now standing, or which may hereafter stand in the name of the Bank;

(2) Sell, assign, and transfer any and all notes, bonds, certificates of indebtedness or obligations of any corporation, firm or individual, which notes, bonds, certificates of indebtedness or obligations are now registered or may hereafter be registered in the name of this Bank, or are payable or endorsed to this Bank; or

(3) Sell, assign, and transfer to any assignee or transferee, for and on behalf of this Bank and in its name, any and all shares of capital stock of any corporation or corporations held by this Bank.


                                  ARTICLE VII

                  STOCK CERTIFICATES AND THE TRANSFER THEREOF

SECTION 1. TRANSFERABILITY OF SHARES. Shares of stock of this Bank shall be transferable only upon the books of the Bank, subject to the provisions of the National Bank Act. The Bank shall maintain a transfer book in which all transfers of such stock shall be recorded. Transfers of stock may be suspended preparatory to any election or payment of any dividends.

SECTION 2. RECORD DATE. The Board shall have power to fix a date of record of stock holdings for purposes of notices of shareholders' meetings, voting rights at such meetings, the payment of dividends, or any other proper purpose.

SECTION 3. MISCELLANEOUS. All stock certificates shall be signed with a manual or facsimile signature by any Vice President or above, and by another of such officers or the Secretary or Cashier, and the seal of the Bank shall be impressed thereon or a facsimile thereof printed thereon. Each certificate shall also be signed manually by the Chief Financial Officer or General Auditor, on behalf of the Bank as registrar, and by a duly authorized officer or employee of the trust department as transfer agent. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank by the holder thereof, or the holder's attorney, upon surrender of the certificate, and when stock is transferred, the certificates thereof shall be returned to the Bank, canceled, preserved, and new certificates issued. In case of loss of any certificates a new one executed in the manner above provided, shall be issued in lieu thereof upon proof satisfactory to the Chairman of the Board, the President, any Executive Vice President, or the Chief Trust Officer of such loss and upon appropriate indemnity if required by such officer.


                                 ARTICLE VIII

                               INCREASE OF STOCK

In the event of any increase in the capital stock of this Bank, the preemptive rights of the shareholders, if any, in respect of any such increased stock shall be set forth in the Articles of Association. Any warrants or certificates issuable to shareholders in connection with any increase of the capital stock of this Bank shall be delivered to the respective shareholders entitled thereto, either by hand or by mail, first-class postage prepaid, addressed to their respective addresses as shown on the books of the Bank. If, in the event of sale of additional shares, any subscription rights shall not have been exercised at the expiration of the specified subscription period, such unsubscribed new shares may be issued and sold at such price, not less than the par value thereof, to such persons and on such terms as the Directors may determine.


                                  ARTICLE IX

                                 BANKING HOURS

The Bank shall be open for business during such days of the year and during such hours of the day as the Chairman of the Board or the President or their designate shall determine.


                                   ARTICLE X

                                     SEAL

The seal of the Bank shall be circular in form and the words AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO-CORPORATE SEAL thereon. Such seal or a facsimile thereof may be affixed to or printed on any instrument requiring the same and attested by the Chief Financial Officer, the Cashier, the Secretary, any Assistant Secretary, any Trust Officer, or any other officer thereunto designated by the Board.


                                  ARTICLE XI

                               TRUST DEPARTMENT

SECTION 1. EXERCISE OF FIDUCIARY POWERS. All fiduciary powers of the Bank shall be exercised through the trust department, subject to all applicable laws and governmental regulations. The Bank shall maintain separate books and records for the trust department that are distinct from the other books and records of the Bank.

SECTION 2. CHIEF TRUST OFFICER. All operations and fiduciary activities of the trust department shall be the responsibility of the Chief Trust Officer, subject to the powers and duties of the Board, the Committees appointed by the Board, the Chairman of the Board, the President, and any Executive Vice President. The Board may appoint one or more Vice Presidents and/or Trust Officers in addition to the Chief Trust Officer to administer said trust department, who shall have such powers and perform such duties as may be prescribed by these By-laws or as may be delegated to them by the Chief Trust Officer, the Board, the Chairman of the Board, the President, or any Executive Vice President.

SECTION 3. EXECUTION OF INSTRUMENTS. Any Trust Officer or above, the Secretary, any Assistant Secretary, the Cashier, the Chief Financial Officer, or any other officer or person appointed by the Chairman of the Board or the President or their designate, for that purpose, or for the purpose of appointing vault custodians may sign, execute, acknowledge, deliver and accept on behalf of the Bank all checks against any trust department account or accounts and all agreements, indentures, mortgages, deeds, conveyances, releases, transfers, assignments, certificates, declarations, receipts, discharges, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings and other instruments or documents in connection with the exercise of any of the fiduciary powers of the Bank in the ordinary course of business of the trust department.

SECTION 4. AUTHENTICATION OF INSTRUMENTS. All authentication or certificates by the Bank as trustee under any mortgage, deed of trust or other instrument securing bonds, notes, debentures or other obligations of any person or corporation, and all certificates as registrar or transfer agent, and all certificates of deposit for stocks, bonds, or other securities, and interim and trust certificates may be signed or countersigned on behalf of the Bank by any of the officers designated in the preceding Section hereof or by any other person appointed by the Chairman of the Board or the President or their designate and when so signed shall be binding on the Bank as the valid act of the Bank.

SECTION 5. VOTING. The vote of this Bank as stockholder in any corporation in which it may hold capital stocks trustee or other fiduciary capacity may be cast at the stockholders' meetings of such corporation by any Trust Officer or above, the Secretary, any Assistant Secretary, in person or by some person authorized by written proxy signed by one of said officers; provided, however, that such proxy if given to any person not an officer or director of this Bank shall be limited to a single meeting and shall either be limited to voting for trustees or directors or shall direct how such proxy holder shall vote. The above provision, however, shall not apply to stock held by this Bank under a written agreement which expressly provides for the giving of proxies. Whenever this Bank has been or may be appointed attorney in fact with power of substitution in and about the transfer of shares of capital stock of any corporation, any Second Vice President or above may substitute by proper written instrument an attorney in fact to act in the place and stead of this Bank in and about such transfer.


                                  ARTICLE XII

                             AMENDMENTS OF BY-LAWS

The Board may amend these By-laws in any respect to the extent permitted at law at any regular or special meeting of the Board or shareholders duly called for that purpose, by a vote of a majority of the Board or a majority of the shareholders.

                                   EXHIBIT 6

                 CONSENT OF TRUST UNDER SECTION 321(b) OF THE
                          TRUST INDENTURE ACT OF 1939


     The American National Bank and Trust Company of Chicago hereby consents that reports of examination of said bank by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

     Such reports shall be used for the purposes and subject to the limitations and conditions set forth in Section 321(b) of the Trust Indenture Act of 1939.

Dated:  February 3, 1998


                                        AMERICAN NATIONAL BANK AND
                                        TRUST COMPANY OF CHICAGO


                                        By:  /s/ Anjali Gottreich
                                             ------------------------

                                        Its: Assistant Vice President
                                             ------------------------


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